SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                SECURITIES EXCHANGE ACT OF 1934


               Date of Report - February 28, 1997
                (Date of earliest event reported)


                     UNIQUE MOBILITY, INC.
       (Exact name of registrant as specified in charter)

                            COLORADO
         (State or other jurisdiction of incorporation)


               1-10869                                 84-0579156
        (Commission File Number)         (I.R.S. Employer Identification No.)

  425 Corporate Circle, Golden, Colorado                 80401
  (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:          (303) 278-2002

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                        UNIQUE MOBILITY, INC.

                              FORM 8-K


Item 9.  Sales of Equity Securities Pursuant to Regulation S.

The Company issued the following press release on March 13, 1997 announcing the sale of equity securities pursuant to Regulation S and Regulation D:

Golden, CO -- March 13, 1997 -- Unique Mobility, Inc. (AMEX:UQM) today announced that it has completed the placement of 1,289,288 shares of its common stock with various institutional investors and an individual investor in Europe and Canada in offerings under Regulation S and Regulation D of the Securities and Exchange Act. The common stock was sold at $3.50 per share which was the average closing price of the common stock on the American Stock Exchange for the ten trading days prior to the pricing date of February 24, 1997. Millenium Financial Group of Milan, Italy served as lead placement agent for the offering. Net cash proceeds to the Company after deducting placement agent fees of $270,750 was $4,241,758.

The Company also granted the placement agent warrants to acquire 225,625 shares of common stock at $3.50 per share and warrants to acquire 50,000 shares of common stock at $4.20 per share which are exercisable over a three year period from the closing date of the placement.

According to Ray A. Geddes, Chairman and CEO, "The proceeds from this placement have increased the Company's cash balances to over $5.3 million. We now have additional financial resources to further leverage our technology base and name recognition to serve a number of high potential niche markets in the near term and automotive mass markets in the longer term."

Unique Mobility, Inc. is one of the world's leading developers of energy efficient electric and hybrid electric vehicle systems. It is a Golden, Colorado, based engineering concern and manufacturer of high efficiency permanent magnet motors and controls for automotive, aerospace and industrial applications.

This release contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed in this release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's Registration Statement on Form S-3 dated October 10, 1996. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           Unique Mobility, Inc.
                                                (Registrant)

                                           By:   /s/ Donald A. French
                                                     Donald A. French
                                                     Treasurer and Controller
                                                     (Principal Financial and
                                                      Accounting Officer)

Date: March 13, 1997